For period ending November 30,  2000
			Exhibit 77Q1(e)

File number 811-7374
INTERIM SUB-ADVISORY CONTRACT
	Agreement made as of October 10, 2000 (Contract)
between MITCHELL HUTCHINS ASSET MANAGEMENT
INC., a Delaware corporation (Mitchell Hutchins), and
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a
Delaware limited liability company  (Sub-Adviser).
	RECITALS
	(1)	Mitchell Hutchins has entered into an
Interim Investment Management and Administration
Agreement, dated October 10, 2000 (Management
Agreement), with PaineWebber Securities Trust (Trust), an
open-end management investment company registered
under the Investment Company Act of 1940, as amended
(1940 Act), with respect to the series of the Trust designated as PaineWebber Strategic Income Fund (Series);
	(2)	Mitchell Hutchins wishes to retain the Sub-
Adviser to furnish certain investment advisory services to
Mitchell Hutchins and the Series; and
	(3)	The Sub-Adviser is willing to furnish such
services;
	NOW, THEREFORE, in consideration of the
premises and mutual covenants herein contained, Mitchell
Hutchins and the Sub-Adviser agree as follows:
	1.	Appointment.  Mitchell Hutchins hereby
appoints the Sub-Adviser as an investment sub-adviser
with respect to the Series for the period and on the terms
set forth in this Contract.  The Sub-Adviser accepts that
appointment and agrees to render the services herein set
forth, for the compensation herein provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision and direction of
the Trusts Board of Trustees (Board) and review by Mitchell
Hutchins, and any written guidelines adopted by the Board
or Mitchell Hutchins, the Sub-Adviser will provide a
continuous investment program for all or a designated
portion of the assets (Segment) of the Series, including
investment research and discretionary management with
respect to all securities and investments and cash
equivalents in the Series or Segment.  The Sub-Adviser will
determine from time to time what investments will be
purchased, retained or sold by the Series or Segment.  The
Sub-Adviser will be responsible for placing purchase and
sell orders for investments and for other related
transactions for the Series or Segment.  The Sub-Adviser
will be responsible for voting proxies of issuers of
securities held by the Series or Segment.  The Sub-Adviser
understands that the Series assets need to be managed so
as to permit it to qualify or to continue to qualify as a
regulated investment company under Subchapter M of the
Internal Revenue Code, as amended (Code).  The Sub-
Adviser will provide services under this Contract in
accordance with the Series investment objective, policies
and restrictions as stated in the Series Prospectus and in
the Trusts currently effective registration statement under
the 1940 Act, and any amendments or supplements thereto
(Registration Statement).
	(b)	The Sub-Adviser agrees that, in placing
orders with brokers, it will attempt to obtain the best net
result in terms of price and execution; provided that, on
behalf of the Series, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research,
analysis, advice and similar services to execute portfolio
transactions on behalf of the Series or Segment, and the
Sub-Adviser may pay to those brokers in return for
brokerage and research services a higher commission than
may be charged by other brokers, subject to the Sub-
Advisers determining in good faith that such commission is
reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Series
and its other clients and that the total commissions paid by the Series or Segment will be reasonable in relation to the
benefits to the Series over the long term.  In no instance will portfolio securities be purchased from or sold to Mitchell
Hutchins or the Sub-Adviser, or any affiliated person
thereof, except in accordance with the federal securities
laws and the rules and regulations thereunder.  The Sub-
Adviser may aggregate sales and purchase orders with
respect to the assets of the Series or Segment with similar
orders being made simultaneously for other accounts
advised by the Sub-Adviser or its affiliates.  Whenever the
Sub-Adviser simultaneously places orders to purchase or
sell the same security on behalf of the Series and one or
more other accounts advised by the Sub-Adviser, the orders
will be allocated as to price and amount among all such
accounts in a manner believed to be equitable over time to
each account.  Mitchell Hutchins recognizes that in some
cases this procedure may adversely affect the results
obtained for the Series or Segment. The Sub-Adviser is
authorized on behalf of the Series and Segment to enter into agreements and execute any documents required to make
investments pursuant to the Prospectus, as such
Prospectus may be amended from time to time.
	(c)	The Sub-Adviser will maintain all books and
records required to be maintained pursuant to the 1940 Act
and the rules and regulations promulgated thereunder with
respect to transactions by the Sub-Adviser on behalf of the
Series or Segment, and will furnish the Board and Mitchell
Hutchins with such periodic and special reports as the
Board or Mitchell Hutchins reasonably may request.  In
compliance with the requirements of Rule 31a-3 under the
1940 Act, the Sub-Adviser hereby agrees that all records
that it maintains for the Series are the property of the
Trust, agrees to preserve for the periods prescribed by Rule
31a-2 under the 1940 Act any records that it maintains for
the Trust and that are required to be maintained by Rule
31a-1 under the 1940 Act, and further agrees to surrender
promptly to the Trust any records that it maintains for the
Series upon request by the Trust.
	(d)	At such times as shall be reasonably
requested by the Board or Mitchell Hutchins, the Sub-
Adviser will provide the Board and Mitchell Hutchins with
economic and investment analyses and reports as well as
quarterly reports setting forth the performance of the Series or Segment and make available to the Board and Mitchell
Hutchins any economic, statistical and investment services
that the Sub-Adviser normally makes available to its
institutional or other customers.
	(e)	In accordance with procedures adopted by
the Board, as amended from time to time, the Sub-Adviser
is responsible for assisting in the fair valuation of all
portfolio securities in the Series or Segment and will use its reasonable efforts to arrange for the provision of a price
from one or more parties independent of the Sub-Adviser for
each portfolio security for which the custodian does not
obtain prices in the ordinary course of business from an
automated pricing service.
	3.	Further Duties.  In all matters relating to the
performance of this Contract, the Sub-Adviser will seek to
act in conformity with the Trusts Trust Instrument, By-
Laws and Registration Statement and with the written
instructions and written directions of the Board and
Mitchell Hutchins; and will comply with the requirements of
the 1940 Act and the Investment Advisers Act of 1940, as
amended (Advisers Act) and the rules under each,
Subchapter M of the Internal Revenue Code (Code), as
applicable to regulated investment companies; and all other
federal and state laws and regulations applicable to the
Trust and the Series.  Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-
Laws, Registration Statement, written instructions and
directions of the Board and Mitchell Hutchins, and any
amendments or supplements to any of these materials as
soon as practicable after such materials become available;
and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Mitchell Hutchins
(other than PaineWebber Incorporated and Mitchell
Hutchins itself).
	4.	Expenses.  During the term of this Contract,
the Sub-Adviser will bear all expenses incurred by it in
connection with its services under this Contract.  The Sub-
Adviser shall not be responsible for any expenses incurred
by the Trust, the Series or Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided and the expenses assumed
by the Sub-Adviser pursuant to this Contract, Mitchell Hutchins, not the Series, will pay to the Sub-Adviser a sub-advisory fee, computed daily and paid monthly, at an annual rate of 0.25% of the average daily net assets of the Series or Segment (computed in the manner specified in the Management Agreement) and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of assets of the Series within the Sub-Advisers Segment.
(b)	The fee shall be accrued daily and payable monthly to
the Sub-Adviser on or before the last business day of the next succeeding calendar month.
	(c)	If this Contract becomes effective or
terminates before the end of any month, the fee for the
period from the effective date to the end of the month or
from the beginning of such month to the date of
termination, as the case may be, shall be pro-rated
according to the proportion that such period bears to the
full month in which such effectiveness or termination
occurs.
	6.	Limitation of Liability.
	(a)	The Sub-Adviser shall not be liable for any
error of judgment or mistake of law or for any loss suffered by the Series, the Trust, its shareholders or by Mitchell
Hutchins in connection with the matters to which this
Contract relates, except a loss resulting from willful
misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.
	(b)	In no event will the Sub-Adviser have any
responsibilities for any other series of the Trust, for any
portion of the Series investments not managed by the Sub-
Adviser or for the acts or omissions of any other sub-adviser to the Trust or Series.
		In particular, in the event the Sub-Adviser
shall manage only a portion of the Series investments, the
Sub-Adviser shall have no responsibility for the Series being in violation of any applicable law or regulation or
investment policy or restriction applicable to the Series as a whole or for the Series failing to qualify as a regulated
investment company under the Code, if the securities and
other holdings of the Segment managed by the Sub-Adviser
are such that such Segment would not be in such violation
or fail to so qualify if such segment were deemed a separate series of the Trust or a separate regulated investment
company under the Code.
		Nothing in this section shall be deemed a
limitation or waiver of any obligation or duty that may not
by law be limited or waived.
	7.	Representations of Sub-Adviser.  The Sub-
Adviser represents, warrants and agrees as follows:
	(a)	The Sub-Adviser (i) is registered as an
investment adviser under the Advisers Act and will continue
to be so registered for so long as this Contract remains in
effect; (ii) is not prohibited by the 1940 Act or the Advisers
Act from performing the services contemplated by this
Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other
applicable federal or state requirements, or the applicable
requirements of any regulatory or industry self-regulatory
agency necessary to be met in order to perform the services
contemplated by this Contract; (iv) has the authority to
enter into and perform the services contemplated by this
Contract; and (v) will promptly notify Mitchell Hutchins of
the occurrence of any event that would disqualify the Sub-
Adviser from serving as an investment adviser of an
investment company pursuant to Section 9(a) of the 1940
Act or otherwise.
	(b)	The Sub-Adviser has adopted a written code
of ethics and appropriate procedures complying with the
requirements of Rule 17j-1 under the 1940 Act and will
provide Mitchell Hutchins and the Board with a copy of
such code of ethics, together with evidence of its adoption.
Within fifteen days of the end of the last calendar quarter of each year that this Contract is in effect, the president or a vice president of the Sub-Adviser shall certify to Mitchell
Hutchins that the Sub-Adviser has complied with the
requirements of Rule 17j-1 during the previous year and
that there has been no material violation of the Sub-
Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such
violation.  Upon the written request of Mitchell Hutchins,
the Sub-Adviser shall permit Mitchell Hutchins, its
employees or its agents to examine the reports required to
be made by the Sub-Adviser pursuant to Rule 17j-1 and all
other records relevant to the Sub-Advisers code of ethics.
	(c)	The Sub-Adviser has provided Mitchell
Hutchins with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC) and
promptly will furnish a copy of all amendments to Mitchell
Hutchins at least annually.
	(d)	The Sub-Adviser will notify Mitchell
Hutchins of any change of control of the Sub-Adviser,
including any change of its general partners or 25%
shareholders or 25% limited partners, as applicable, and
any changes in the key personnel who are either the
portfolio manager(s) of the Series or senior management of
the Sub-Adviser, in each case prior to, or promptly after,
such change.
	(e)	The Sub-Adviser agrees that neither it, nor
any of its affiliates, will in any way refer directly or indirectly to its relationship with the Series, the Trust, Mitchell
Hutchins or any of their respective affiliates in offering,
marketing or other promotional materials without the prior
express written consent of Mitchell Hutchins.
	8.	Representations of Mitchell Hutchins.
Mitchell Hutchins represents that (i) the Trust was duly
organized as a Massachusetts business trust under the
laws of the Commonwealth of Massachusetts, (ii) the
appointment of the Sub-Adviser has been duly authorized
and (iii) the Trust has acted and will continue to act in
conformity with the 1940 Act and other applicable laws.
	9.	Services Not Exclusive.  The services
furnished by the Sub-Adviser hereunder are not to be
deemed exclusive and the Sub-Adviser shall be free to
furnish similar services to others so long as its services
under this Contract are not impaired thereby or unless
otherwise agreed to by the parties hereunder in writing.
Nothing in this Contract shall limit or restrict the right of any trustee, director, officer or employee of the Sub-Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of
any other business, whether of a similar nature or a
dissimilar nature.
	10.	Duration and Termination.
(a)	This Contract shall become effective upon the day
and year first written above, provided that this Contract has been approved for the Series by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party (Independent Trustees) cast at a meeting called for the purpose of voting on such approval and in which the Trustees may participate by any means of communication that allow all Trustees participating to hear each other simultaneously during the meeting.
(b)	Unless sooner terminated as provided herein, this
Contract shall continue in effect for a period of 150 days after the day and year first above written.
	(c)	Notwithstanding the foregoing, with respect
to the Series, this Contract may be terminated at any
time, without the payment of any penalty, by vote of the
Board or by a vote of a majority of the outstanding voting
securities of the Series on ten days written notice to the
Sub-Adviser and may be terminated by the Sub-Adviser at
any time, without the payment of any penalty, on sixty
days written notice to Mitchell Hutchins.  The Contract
may also be terminated, without payment of penalty, by
Mitchell Hutchins (i) upon material breach by the Sub-
Adviser of any of the representations and warranties get
forth in Paragraph 7 of this Contract, if such breach shall
not have been cured within a 20 day period after notice of
such breach or (ii) if, in the reasonable judgment of
Mitchell Hutchins, the Sub-Adviser becomes unable to
discharge its duties and obligations under this Contract,
including circumstances such as financial insolvency of
the Sub-Adviser or other circumstances that could
adversely affect the Series.
	11.	Amendment of this Contract.  No provision of
this Contract may be changed, waived, discharged or
terminated orally, but only by an instrument in writing
signed by the party against whom enforcement of the
change, waiver, discharge or termination is sought.  To the
extent required by applicable law, no amendment of this
Contract as to the Series shall be effective until approved
by vote of the Independent Trustees or a majority of the
Series outstanding voting securities.
	12.	Governing Law.  This Contract shall be
construed in accordance with the 1940 Act and the laws of
the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable
provisions of the 1940 Act, the latter shall control.
	13.	Miscellaneous.  The captions in this Contract
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise
affect their construction or effect.  If any provision of this
Contract shall be held or made invalid by a court decision,
statute, rule or otherwise, the remainder of this Contract
shall not be affected thereby.  This Contract shall be
binding upon and shall inure to the benefit of the parties
hereto and their respective successors.  As used in this
Contract, the terms majority of the outstanding voting
securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and
security shall have the same meaning as such terms have
in the 1940 Act, subject to such exemption as may be
granted by the SEC by any rule, regulation or order.  Where
the effect of a requirement of the federal securities laws
reflected in any provision of this Contract is made less
restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be
deemed to incorporate the effect of such rule, regulation or order.  This Contract may be signed in counterpart.
	14.	Notices.  Any notice herein required is to be
in writing and is deemed to have been given to the Sub-
Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage
Mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. ODonnell, Deputy
General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Seth R. Ruthen, Senior Vice
President, with a copy to the Chief Legal Officer.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.





Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:
	Name:  Keith A. Weller
	Title:  First Vice President
By:
	Name:  Dianne E. ODonnell
	Title:  Deputy General Counsel





Attest:

PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC
840 Newport Center Drive, Suite 300
Newport Beach, California  92660
By:
	Name:
	Title:
By:
	Name:
	Title:



For period ending November 30,  2000
			Exhibit 77Q1(e)

File number 811-7374




INTERIM INVESTMENT MANAGEMENT AND
ADMINISTRATION CONTRACT
Contract made as of October 10, 2000, between
PAINEWEBBER SECURITIES TRUST, a Massachusetts
business trust (Trust), and MITCHELL HUTCHINS ASSET
MANAGEMENT INC. (Mitchell Hutchins), a Delaware
corporation registered as an investment adviser under the
Investment Advisers Act of 1940, as amended (Advisers
Act), and as a broker-dealer under the Securities
Exchange Act of 1934, as amended (1934 Act);
WHEREAS the Trust is registered under the
Investment Company Act of 1940, as amended (1940 Act),
as an open-end management investment company, and is
authorized to offer for public sale distinct series of shares of beneficial interest; and
WHEREAS the Trust desires and intends to have
one or more investment advisers (Sub-Advisers) provide
investment advisory and portfolio management services
with respect to the series of shares of beneficial interest of the Trust designated as PaineWebber Small Cap Fund and
PaineWebber Strategic Income Fund (each a Series); and
WHEREAS the Trust desires to retain Mitchell
Hutchins as investment manager and administrator to
furnish certain administrative and portfolio management
services to the Trust with respect to the Series, and
Mitchell Hutchins is willing to furnish such services;
NOW, THEREFORE, in consideration of the
premises and mutual covenants herein contained, it is
agreed between the parties hereto as follows:
1.	Appointment. The Trust hereby appoints
Mitchell Hutchins as investment manager and
administrator of the Trust and each Series for the period
and on the terms set forth in this Contract.  Mitchell
Hutchins accepts such appointment and agrees to render
the services herein set forth, for the compensation herein
provided.
2. 	Duties as Investment Manager;
Appointment of Sub-Advisers
(a)	Subject to the oversight and direction of the Trusts
Board of Trustees (Board), Mitchell Hutchins will provide to the Trust investment management evaluation services principally by performing initial reviews of prospective Sub-Advisers for each Series and supervising and monitoring performance of the Sub-Advisers thereafter. Mitchell Hutchins agrees to report to the Trust the results of its evaluation, supervision and monitoring functions and to keep certain books and records of the Trust in connection therewith.  Mitchell
Hutchins further agrees to communicate performance expectations and evaluations to the Sub-Advisers, and to recommend to the Trust whether agreements with Sub-Advisers should be renewed, modified or terminated.
(b)	Mitchell Hutchins is responsible for informing the
Sub-Advisers of the investment objective(s), policies and restrictions of the Series for which the Sub-Adviser is responsible, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Adviser with respect to the Series for which the Sub-Adviser is responsible, and for monitoring the Sub-Advisers discharge of their duties; but Mitchell Hutchins is not responsible for the specific actions (or inactions) of a Sub-Adviser in the performance of the duties assigned to it.
(c)	With respect to each Sub-Adviser for a Series,
Mitchell Hutchins shall enter into an agreement (Sub-Advisory
Agreement) with the Sub-Adviser in substantially the form previously approved by the Board.
(d)	Mitchell Hutchins shall be responsible for
the fees payable to and shall pay the Sub-Adviser of a
Series the fee as specified in the Sub-Advisory Agreement
relating thereto.
3.	Duties as Administrator.  Mitchell Hutchins
will administer the affairs of the Trust and Series subject
to the oversight and direction of the Board and the
following understandings:
(a)	Mitchell Hutchins will supervise all aspects
of the operations of the Trust and the Series, including
oversight of transfer agency, custodial and accounting
services, except as hereinafter set forth; provided,
however, that nothing herein contained shall be deemed to
relieve or deprive the Board of its responsibility for and
control of the conduct of the affairs of the Trust and the
Series.
(b) 	Mitchell Hutchins will provide the Trust
and the Series with such corporate, administrative and
clerical personnel  (including officers of the Trust) and
services as are reasonably deemed necessary or advisable
by the Board, including the maintenance of certain books
and records of the Trust and Series.
(c)	Mitchell Hutchins will arrange, but not pay,
for the periodic preparation, updating, filing and
dissemination (as applicable) of the Trusts Registration
Statement, proxy material, tax returns and required
reports to shareholders of the Series and the Securities
and Exchange Commission and other appropriate federal
or state regulatory authorities.
(d) 	Mitchell Hutchins will provide the Trust
and the Series with, or obtain for it, adequate office space and all necessary office equipment and services, including
telephone service, heat, utilities, stationery supplies and
similar items.
(e) 	Mitchell Hutchins will provide the Board on
a regular basis with economic and investment analyses
and reports and make available to the Board upon request
any economic, statistical and investment services normally
available to institutional or other customers of Mitchell
Hutchins.
4.	Further Duties. In all matters relating to
the performance of this Contract, Mitchell Hutchins will
act in conformity with the Declaration of Trust, By-Laws
and the currently effective registration statement of the
Trust and any amendments or supplements thereto
(Registration Statement) and with the instructions and
directions of the Board and will comply with the
requirements of the 1940 Act, the Advisers Act, and the
rules under each, and all other applicable federal and
state laws and regulations.
5.	Services Not Exclusive. The services
furnished by Mitchell Hutchins hereunder are not to be
deemed exclusive and Mitchell Hutchins shall be free to
furnish similar services to others so long as its services
under this Contract are not impaired thereby.  Nothing in
this Contract shall limit or restrict the right of any
director, officer or employee of Mitchell Hutchins, who may
also be a Trustee, officer or employee of the Trust, to
engage in any other business or to devote his or her time
and attention in part to the management or other aspects
of any other business, whether of a similar nature or a
dissimilar nature.
6. 	Expenses.
(a)	During the term of this Contract, each
Series will bear all expenses, not specifically assumed by
Mitchell Hutchins, incurred in its operations and the
offering of its shares.
(b) 	Expenses borne by each Series will include
but not be limited to the following (or the Series
proportionate share of the following):  (i) the cost
(including brokerage commissions) of securities purchased
or sold by the Series and any losses incurred in
connection therewith; (ii) fees payable to and expenses
incurred on behalf of the Series by Mitchell Hutchins
under this Contract; (iii) filing fees and expenses relating to the registrations and qualification of the Series shares
and the Trust under federal and/or state securities laws
and maintaining such registration and qualifications;
(iv) fees and salaries payable to the Trusts Trustees and
officers who are not interested persons of the Trust or
Mitchell Hutchins; (v) all expenses incurred in connection
with the Trustees services, including travel expenses;
(vi) taxes (including any income or franchise taxes) and
governmental fees; (vii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds;
(viii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the
Trust or the Series for violation of any law; (ix) legal,
accounting and auditing expenses, including legal fees of
special counsel for those Trustees of the Trust who are not
interested persons of the Trust; (x) charges of custodians,
transfer agents and other agents; (xi) costs of preparing
share certificates; (xii) expenses of setting in type and
printing prospectuses and supplements thereto,
statements of additional information and supplements
thereto, reports and proxy materials for existing
shareholders; (xiii) costs of mailing prospectuses and
supplements thereto, statements of additional information
and supplements thereto, reports and proxy materials to
existing shareholders; (xiv) any extraordinary expenses
(including fees and disbursements of counsel, costs of
actions, suits or proceedings to which the Trust is a party
and the expenses the Trust may incur as a result of its
legal obligation to provide indemnification to its officers,
Trustees, agents and shareholders) incurred by the Trust
or the Series; (xv) fees, voluntary assessments and other
expenses incurred in connection with membership in
investment company organizations; (xvi) costs of mailing
and tabulating proxies and costs of meetings of
shareholders, the Board and any committees thereof;
(xvii) the cost of investment company literature and other
publications provided by the Trust to its Trustees and
officers; (xviii) costs of mailing, stationery and
communications equipment; (xix) expenses incident to any
dividend, withdrawal or redemption options; (xx) charges
and expenses of any outside pricing service used to value
portfolio securities; (xxi) interest on borrowings of the
Trust; and (xxii) fees or expenses related to license
agreements with respect to securities indices.
(c) 	The Trust or a Series may pay directly any
expenses incurred by it in its normal operations and, if
any such payment is consented to by Mitchell Hutchins
and acknowledged as otherwise payable by Mitchell
Hutchins pursuant to this Contract, a Series may reduce
the fee payable to Mitchell Hutchins pursuant to
Paragraph 7 thereof by such amount. To the extent that
such deductions exceed the fee payable to Mitchell
Hutchins on any monthly payment date, such excess shall
be carried forward and deducted in the same manner from
the fee payable on succeeding monthly payment dates.
(d) 	Mitchell Hutchins will assume the cost of
any compensation for services provided to the Trust
received by the officers of the Trust and by those Trustees
who are interested persons of the Trust.
(e) 	The payment or assumption by Mitchell
Hutchins of any expenses of the Trust or a Series that
Mitchell Hutchins is not required by this Contract to pay
or assume shall not obligate Mitchell Hutchins to pay or
assume the same or any similar expense of the Trust or a
Series on any subsequent occasion.
7. 	Compensation.
(a)	 For the services provided and the expenses
assumed pursuant to this Contract, with respect to the
Series, the Trust will pay to Mitchell Hutchins a fee,
computed daily and paid monthly, at an annual rate as set
forth below, expressed as a percentage of average daily net
assets of the applicable Series:
PaineWebber Small Cap Fund..................................
1.00%
PaineWebber Strategic Income
Fund.......................
0.75%

(b)	The fee shall be computed daily and paid
monthly to Mitchell Hutchins on or before the first
business day of the next succeeding calendar month.
(c)	If this Contract becomes effective or
terminates before the end of any month, the fee for the
period from the effective day to the end of the month or
from the beginning of such month to the date of
termination, as the case may be, shall be prorated
according to the proportion which such period bears to the
full month in which such effectiveness or termination
occurs.
8.	Limitation of Liability of Mitchell Hutchins.
Mitchell Hutchins and its officers, directors, employees
and delegates, including any Sub-Adviser to a Series, shall
not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Series or any of its shareholders, in connection with the matters to which this
Contract relates, except to the extent that such a loss
results from willful misfeasance, bad faith or gross
negligence on its part in the performance of its duties or
from reckless disregard by it of its obligations and duties
under this Contract.  Any person, even though also an
officer, director, employee, or agent of Mitchell Hutchins,
who may be or become an officer, Trustee, employee or
agent of the Trust shall be deemed, when rendering
services to a Series or the Trust or acting with respect to
any business of the Series or the Trust, to be rendering
such service to or acting solely for the Series or the Trust and not as an officer, director, employee, or agent or one
under the control or direction of Mitchell Hutchins even
though paid by it.
9.	Limitation of Liability of the Trustees and
Shareholders of the Trust.  The Trustees of the Trust and the
shareholders of any Series shall not be liable for any obligations of any Series or the Trust under this Agreement and Mitchell Hutchins agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.
10. 	Duration and Termination.
(a)	This Contract shall become effective for each Series
upon the day and year first written above, provided that this Contract has been approved for the Series by a vote of a majority of those
Trustees of the Trust who are not parties to this Contract or interested persons of any such party cast at a meeting called for the purpose of voting on such approval and in which the Trustees may participate by any means of communication that allows all Trustees participating to hear each other simultaneously during the meeting.
(b)	Unless sooner terminated as provided herein, this
Contract shall continue in effect for the Series for a period of 150 days after the day and year first above written.
(c)	Notwithstanding the foregoing, with respect
to a Series, this Contract may be terminated at any time,
without the payment of any penalty, by vote of the Board
or by a vote of a majority of the outstanding voting
securities of the Series on ten days written notice to
Mitchell Hutchins and may be terminated by Mitchell
Hutchins at any time, without the payment of any penalty,
on sixty days written notice to the Trust.  Termination of
this Contract with respect to a Series shall in no way
affect the continued validity of this Contract or the
performance thereunder with respect to any other Series.
11.	Amendment of this Contract.  No provision
of this Contract may be changed, waived, discharged or
terminated orally, but only by an instrument in writing
signed by the party against which enforcement of the
change, waiver, discharge or termination is sought, and no
amendment of this contract as to a Series shall be effective until approved by vote of the Independent Trustees or a
majority of the Series outstanding voting securities.
12.	Governing Law.  This Contract shall be
construed in accordance with the laws of the State of New
York, without giving effect to the conflicts of laws
principles thereof, and in accordance with the 1940 Act,
provided, however, that section 9 above will be construed
in accordance with the laws of the Commonwealth of
Massachusetts.  To the extent that the applicable laws of
the State of New York or the Commonwealth of
Massachusetts conflict with the applicable provisions of
the 1940 Act, the latter shall control.
13.	Miscellaneous.  The captions in this
Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.
This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, national securities exchange, net assets, prospectus, sale, sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange
Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


PAINEWEBBER SECURITIES TRUST
Attest:  /s/ Cristina Paradiso
	Assistant Secretary
By  /s/ Dianne E. ODonnell
Name:  Dianne E. ODonnell
Title:  Vice President and Secretary

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:  /s/ Keith A. Weller
	First Vice President and
	Associate General Counsel
By  /s/ Amy R. Doberman
Name:  Amy R. Doberman
Title:  Senior Vice President and
           General Counsel